Exhibit 10.1

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”) is made and entered into as of July 30, 2024 by and between Xie Ling (the “Purchaser”), with passport number G27732790, MU Global Health Management (Shanghai) Limited, a Shanghai, People Republic of China company with company number 91310000MA1GMX61XF (the “Subsidiary”), MU Global Holding Limited, a Hong Kong company with company number 2649419 (the “Seller”) and Vanguard Green Investment Limited (the “Company”), a Nevada corporation with business identification NV20181404943. The Purchaser, the Subsidiary, the Seller and the Company are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.”

RECITALS:

WHEREAS, the Company owns 100% of the issued and outstanding shares of the Seller, and the Seller owns 100% of the issued and outstanding shares of the Subsidiary;

WHEREAS, the Seller desires to sell and transfer to the Purchaser, and the Purchaser desire to purchase from the Seller, all of the Purchased Shares (as hereinafter defined) in exchange for nominal consideration of US$11,975.00 (the “Purchase Price”) consisting of immediately available cash, subject to the terms and conditions set forth herein (the “Transaction”);

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereto agree as follows:

ARTICLE I
THE SHARE PURCHASE

1.1 Purchase and Sale of Shares. At the Closing (as hereinafter defined) and subject to and upon the terms and conditions of this Agreement, the Seller shall sell, transfer, convey, assign and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Seller, all of the issued and outstanding shares of the Subsidiary (collectively, the “Purchased Shares”), free and clear of all Liens (other than potential restrictions on resale under applicable securities Laws).

1.2 Consideration. At the Closing and subject to and upon the terms and conditions of this Agreement, the Purchaser shall deliver to the Seller the Purchase Price with immediately available cash in US Dollars, Hong Kong Dollars or RMB via wire transfer to bank account designated by Seller.

1.3 Seller’s Consent. The Company, as the sole shareholder of the Seller, and the Seller, as the sole shareholder of the Subsidiary, each hereby approve, authorize and consent to the execution and delivery of this Agreement and the Ancillary Documents, the performance by the Subsidiary of its obligations hereunder and thereunder and the consummation by the Subsidiary of the transactions contemplated hereby and thereby. Seller acknowledges and agrees that the consent set forth herein is intended and shall constitute such consent of the Seller as may be required (and shall, if applicable, operate as a written shareholder resolution of the Subsidiary) pursuant to the Subsidiary’s Charters, any other agreement in respect of the Subsidiary to which the Seller is a party and all applicable Laws.

ARTICLE II
CLOSING

2.1 Closing. Subject to the satisfaction or waiver of the conditions set forth in Article III, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Rm.5, 7F., No.296, Sec.4, Xinyi Rd., Da’an Dist., Taipei City 106427, Taiwan (R.O.C), on the first (1st) Business Day after all the closing conditions to this Agreement have been satisfied or waived at 10:00 a.m. local time, or at such other date, time or place as the Purchaser and the Company may agree (the date and time at which the Closing is actually held being the “Closing Date”).

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ARTICLE III
CLOSING CONDITIONS

3.1 Conditions to Each Party’s Obligations. The obligations of each Party to consummate the transactions described herein shall be subject to the satisfaction or written waiver (where permissible) by the Seller and the Purchaser of the following conditions:

(a) Requisite Regulatory Approvals. All Consents required to be obtained from or made with any Governmental Authority in order to consummate the transactions contemplated by this Agreement shall have been obtained or made.

(b) No Law. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the transactions or agreements contemplated by this Agreement illegal or which otherwise prevents or prohibits consummation of the transactions contemplated by this Agreement.

(c) No Litigation. There shall not be any pending Action brought by a third-party non-Affiliate to enjoin or otherwise restrict the consummation of the Closing.

3.2 Conditions to Obligations of the Seller. In addition to the conditions specified in Section 3.1, the obligations of the Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction or written waiver (by the Seller) of the following conditions:

(a) Payment of Purchase Price. At the Closing, the Purchaser shall deliver to Seller the Purchase Price by wire transfer or by check to the Seller in RMB, HK dollars or USD to a bank account designed by Seller.

3.4 Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article III to be satisfied if such failure was caused by such the failure of such Party or its Affiliates to comply with or perform any of its covenants or obligations set forth in this Agreement.

ARTICLE IV
PURCHASER’S REPRESENTATIONS AND WARRANTIES

The Purchaser hereby represents and warrants to the Seller as follows:

4.1 Authorization; Binding Agreement. The Purchaser has all requisite authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (a) have been duly and validly authorized by the purchaser and (b) no other proceedings, other than as set forth elsewhere in the Agreement, are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been, and shall be when delivered, duly and validly executed and delivered by the Purchaser, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, and constitutes, or when delivered shall constitute, the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought (collectively, the “Enforceability Exceptions”).

4.2 Non-Contravention. The execution and delivery by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby, and compliance with any of the provisions hereof, will not (a) conflict with or violate any provision of the Organizational Documents of such Party (if any), (b) conflict with or violate any Law, Order or Consent applicable to such Party or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Party under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of such Party under, (viii) give rise to any obligation to obtain any third party consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material contract of such Party.

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ARTICLE V

SUBSIDIARY’S REPRESENTATIONS AND WARRANTIES

The Subsidiary hereby represents and warrants to the Purchaser as follows:

5.1 Due Organization and Good Standing. The Subsidiary is a business company duly incorporated, validly existing and in good standing under its respective jurisdiction.

5.2 Authorization; Binding Agreement. The Subsidiary has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (a) have been duly and validly authorized and (b) no other corporate proceedings, other than as set forth elsewhere in the Agreement, are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been, and shall be when delivered, duly and validly executed and delivered by the Subsidiary, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, and constitutes, or when delivered shall constitute, the valid and binding obligation of the Subsidiary, enforceable against the Subsidiary in accordance with its terms, except to the extent that enforceability thereof may be limited by the Enforceability Exceptions.

5.3 Non-Contravention. The execution and delivery by the Subsidiary of this Agreement and the consummation of the transactions contemplated hereby, and compliance with any of the provisions hereof, will not (a) conflict with or violate any provision of the Organizational Documents of the Subsidiary (if any), (b) conflict with or violate any Law, Order or Consent applicable to the Subsidiary or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Seller under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of the Subsidiary, (viii) give rise to any obligation to obtain any third party consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material contract of the Subsidiary.

ARTICLE VI

SELLER’S REPRESENTATIONS AND WARRANTIES

The Seller hereby represents and warrants to the Purchaser as follows:

6.1 Due Organization and Good Standing. The Seller is a business company duly incorporated, validly existing and in good standing under its respective jurisdiction.

6.2 Authorization; Binding Agreement. The Seller has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (a) have been duly and validly authorized and (b) no other corporate proceedings, other than as set forth elsewhere in the Agreement, are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been, and shall be when delivered, duly and validly executed and delivered by the Seller, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, and constitutes, or when delivered shall constitute, the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except to the extent that enforceability thereof may be limited by the Enforceability Exceptions.

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6.3 Governmental Approvals. No Consent of or with any Governmental Authority, on the part of the Seller are required to be obtained or made in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby and thereby, other than (a) such filings as may be required in any jurisdiction in which the Seller is qualified or authorized to do business as a foreign corporation in order to maintain such qualification or authorization, (b) such filings to be made by the Company as contemplated by this Agreement, or (c) applicable requirements, if any, of the Securities Act, the Exchange Act and/ or any state “blue sky” securities laws, and the rules and regulations thereunder.

ARTICLE VIi

THE COMPANY’S REPRESENTATIONS AND WARRANTIES

7.1 Due Organization and Good Standing. The Company is a business company duly incorporated, validly existing and in good standing under its respective jurisdiction.

7.2 Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (a) have been duly and validly authorized and (b) no other corporate proceedings, other than as set forth elsewhere in the Agreement, are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been, and shall be when delivered, duly and validly executed and delivered by the Company, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, and constitutes, or when delivered shall constitute, the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability thereof may be limited by the Enforceability Exceptions.

7.3 Governmental Approvals. No Consent of or with any Governmental Authority, on the part of the Company are required to be obtained or made in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby and thereby, other than (a) such filings as may be required in any jurisdiction in which the Seller is qualified or authorized to do business as a foreign corporation in order to maintain such qualification or authorization, (b) such filings to be made by the Company as contemplated by this Agreement, or (c) applicable requirements, if any, of the Securities Act, the Exchange Act and/ or any state “blue sky” securities laws, and the rules and regulations thereunder.

7.4 Assumption of Long-Term Liabilities. The Company agrees to bear all long-term liabilities that exist as of April 30, 2024 based on the financial statement of the Subsidiary in Exhibit A, using their initial value without considering their discounted present value in Exhibit B. These liabilities include, but are not limited to, any debts, obligations, claims, or other financial responsibilities incurred prior to the April 30, 2024. The exchange rate for CNY to USD applicable to these long-term liabilities shall be payable in USD based on the rate as of April 30, 2024 (CNY7.2407/USD 1).

7.5 Disclosure of Long-Term Liabilities (Before Discounting). The Company shall provide the Purchaser with a complete list of the Subsidiary of all known long-term liabilities (Before Discounting) in Exhibit B. This list must detail the nature and amount of each liability.

7.6 Assumption of Current Liabilities. The Company agrees to bear current liabilities of the Amount due to Wu Chun De that exist as of April 30, 2024 based on the financial statement of the Subsidiary in Exhibit A, using their initial value without considering their discounted present value in Exhibit C. These liabilities include, but are not limited to, any debts, obligations, claims, or other financial responsibilities incurred prior to the April 30, 2024. The exchange rate for CNY to USD applicable to these long-term liabilities shall be payable in USD based on the rate as of April 30, 2024 (CNY7.2407/USD 1).

7.7 Disclosure of Current Liabilities (Before Discounting). The Company shall provide the Purchaser with a list of the Subsidiary’s current liabilities of the amount due to Wu Chun De (Before Discounting) in Exhibit C. This list must detail the nature and amount of each liability.

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7.8 Indemnification. The Company agrees to indemnify and hold the Purchaser harmless from any claims, losses, damages, or expenses (including legal fees) arising from these long-term liabilities and current liabilities which can be found in Exhibit A, B and C.

ARTICLE VIII
TERMINATION AND EXPENSES

8.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing as follows:

(a) by mutual written consent of the Purchaser and the Seller; or

(b) by written notice by either the Purchaser or the Seller if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to a Party if the failure by such Party or its Affiliates to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Governmental Authority.

8.2 Effect of Termination. This Agreement may only be terminated in the circumstances described in Section 8.1 and pursuant to a written notice delivered by the applicable Party to the other applicable Parties, which sets forth the basis for such termination, including the provision of Section 8.1 under which such termination is made. In the event of the valid termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, and there shall be no Liability on the part of any Party or any of their respective Representatives, and all rights and obligations of each Party shall cease, and nothing herein shall relieve any Party from Liability for any willful breach of any representation, warranty, covenant or obligation under this Agreement or any Fraud Claim against such Party, in either case, prior to termination of this Agreement. Without limiting the foregoing, and except as provided in this Article VIII, the Parties’ sole right prior to the Closing with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another Party or with respect to the transactions contemplated by this Agreement shall be the right, if applicable, to terminate this Agreement pursuant to Section 8.1.

8.3 Fees and Expenses. All Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses. As used in this Agreement, “Expenses” shall include all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financial advisors, financing sources, experts and consultants to a Party hereto or any of its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement or any Ancillary Document related hereto and all other matters related to the consummation of this Agreement.

ARTICLE IX
RELEASES

9.1 Release and Covenant Not to Sue. Effective as of the Closing, to the fullest extent permitted by applicable Law, the Purchaser, on behalf of itself and its Affiliates, respectively (the “Releasing Persons”), will release and discharge the Seller from and against any and all Actions, obligations, agreements, debts and Liabilities whatsoever, whether known or unknown, both at law and in equity, which such Releasing Person now has, has ever had or may hereafter have against the Seller arising on or prior to the Closing Date or on account of or arising out of any matter occurring on or prior to the Closing Date, including any rights to indemnification or reimbursement from Seller, whether pursuant to its Organizational Documents, Contract or otherwise, and whether or not relating to claims pending on, or asserted after, the Closing Date. From and after the Closing, each Releasing Person hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Action, or commencing or causing to be commenced, any Action of any kind against the Seller or its Affiliates, based upon any matter purported to be released hereby. Notwithstanding anything herein to the contrary, the releases and restrictions set forth herein shall not apply to any claims a Releasing Person may have against any party pursuant to the terms and conditions of this Agreement or any Ancillary Document.

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ARTICLE X
MISCELLANEOUS

10.1 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by e-mail or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Company:	Vanguard Green Investment Limited
Address:
Rm.5, 7F., No.296, Sec.4
Xinyi Rd., Da’an Dist
Taipei City 106427, Taiwan (R.O.C)
Attn: Niu Yen Yen
Chief Executive Officer

If to the Seller:	MU Global Holding Limited
Address: Suite 1701-03, 17/F., The Metropolis Tower
Suite 1701-03, 17/F., The Metropolis Tower
10 Metropolis Drive, Hung Hom, Hong Kong
Attn: Niu Yen Yen
Director

If to the Subsidiary:	MU Global Health Management (Shanghai) Limited
Address:
Room 6, 4th Floor, Building 1
No. 9 Gonghe New Road, Baoshan District, Shanghai, China
Attn: Niu Yen Yen
Director

If to the Purchaser:	Xie Ling
Address:
Room 1405, Building B, No. 1, Yinxia Huayuan
Lane 128, Xinli Road, Xinzhuang Town
Minhang District, Shanghai, China
Attn: Xie Ling

10.2 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the Purchaser and the Seller, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

10.3 Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

10.5 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity and may be brought in any federal or state court in New York County, State of New York.

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10.6 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

10.7 Amendment. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the Purchaser and the Seller.

10.8 Waiver. The Purchaser on behalf of itself and its Affiliates and the Seller on behalf of itself, the Subsidiary and its Affiliates, may in its sole discretion (i) extend the time for the performance of any obligation or other act of any other non-Affiliated Party hereto, (ii) waive any inaccuracy in the representations and warranties by such other non-Affiliated Party contained herein or in any document delivered pursuant hereto and (iii) waive compliance by such other non-Affiliated Party with any covenant or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

10.9 Entire Agreement. This Agreement and the documents or instruments referred to herein, including any exhibits, annexes and schedules attached hereto, which exhibits, annexes and schedules are incorporated herein by reference, embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained herein.

10.10 Interpretation. The table of contents and the Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance with GAAP; (d) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (e) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (f) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (g) the term “or” means “and/or”; (h) any reference to the term “ordinary course” or “ordinary course of business” shall be deemed in each case to be followed by the words “consistent with past practice”; (i) any agreement, instrument, insurance policy, Law or Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; (j) except as otherwise indicated, all references in this Agreement to the words “Section,” “Article”, “Schedule”, “Exhibit” and “Annex” are intended to refer to Sections, Articles, Schedules, Exhibits and Annexes to this Agreement; and (k) the term “Dollars” or “$” means United States dollars. Any reference in this Agreement to a Person’s directors shall including any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall including any Person filling a substantially similar position for such Person. Any reference in this Agreement or any Ancillary Document to a Person’s shareholders shall include any applicable owners of the equity interests of such Person, in whatever form. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. To the extent that any Contract, document, certificate or instrument is represented and warranted to by the Subsidiary to be given, delivered, provided or made available by the Subsidiary, in order for such Contract, document, certificate or instrument to have been deemed to have been given, delivered, provided and made available to the Purchaser or its Representatives, such Contract, document, certificate or instrument shall have been posted to the electronic data site maintained on behalf of the Subsidiary for the benefit of the Purchaser and its Representatives and the Purchaser and its Representatives have been given access to the electronic folders containing such information.

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10.11 Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

ARTICLE XI
DEFINITIONS

11.1 Certain Definitions. For purpose of this Agreement, the following capitalized terms have the following meanings:

“Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any request for information), inquiry, hearing, proceeding or investigation, by or before any Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

“Ancillary Documents” means each agreement, instrument or document attached hereto as an Exhibit, including the other agreements, certificates and instruments to be executed or delivered by any of the parties hereto in connection with or pursuant to this Agreement.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business.

“Subsidiary’s Charters” means the incorporation documents of the Subsidiary, as amended and effective.

“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with any Governmental Authority or any other Person.

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast ten percent (10%) or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive ten percent (10%) or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

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“Fraud Claim” means any claim based in whole or in part upon fraud, willful misconduct or intentional misrepresentation.

“GAAP” means generally accepted accounting principles as in effect in the United States of America.

“Governmental Authority” means any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liabilities” means any and all liabilities, indebtedness, Actions or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured and whether due or to become due), including tax liabilities due or to become due.

“Lien” means any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other action that is or has been made, entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

“Organizational Documents” means, with respect to the Purchaser, the Purchaser Charter, and with respect to any other Party, its Certificate of Incorporation and Bylaws or similar organizational documents, in each case, as amended.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Representative” means, as to any Person, such Person’s Affiliates and its and their managers, directors, officers, employees, agents and advisors (including financial advisors, counsel and accountants).

“Taxes” means (a) all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any Liability for payment of amounts described in clause (a) whether as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law and (c) any Liability for the payment of amounts described in clauses (a) or (b) as a result of any tax sharing, tax group, tax indemnity or tax allocation agreement with, or any other express or implied agreement to indemnify, any other Person.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be signed and delivered by its respective duly authorized officer as of the date first written above.

The Company

Vanguard Green Investment Limited

By:	/s/ Niu Yen Yen
Name:	Niu Yen Yen
Title:	President, Director, Secretary and Treasurer

The Seller

MU Global Holding Holding Limited

By:	/s/ Niu Yen Yen
Name:	Niu Yen Yen
Title:	Director

The Subsidiary

MU Global Health Management (Shanghai) Limited

By:	/s/ Niu Yen Yen
Name:	Niu Yen Yen
Title:	Director

The Purchaser

Xie Ling

By:	/s/ Xie Ling
Name:	Xie Ling

10

Exhibit A:

MU GLOBAL HEALTH MANAGEMENT

BALANCE SHEET AS AT APRIL 30, 2024

AS PER MGT A/C
APRIL 30, 2024
CNY

NON-CURRENT ASSETS

PROPERTY, PLANT AND EQUIPMENT	-
PATENT	-
LEASE ASSET RIGHT-OF-USE 3	18,288.60
18,288.60

CURRENT ASSETS

LEASE ASSET RIGHT-OF-USE 3	-
BANK	11,654.44
CASH IN HAND	421.48
STOCK	9,510.35
DEPOSIT	7,000.00
PREPAYMENT	4,530.04
33,116.31

CURRENT LIABILITIES

AMOUNT DUE TO IMMEDIATE HOLDING -HK	35,000.00
AMOUNT DUE TO TAIWAN TIEN MU	12,519.00
AMOUNT DUE TO WU CHUN DE - OTHER PAYABLE	272,524.00
OTHER PAYABLE	1,100.00
ACCRUAL	11,940.00
OTHER CREDITOR	10,000.00
DEPOSIT FROM FRANCHISEE	165,060.00
DEPOSIT BY CUSTOMER	265,000.00
ADVANCE PAYMENT FROM CUSTOMER	-
LEASE LIABILITY 2	-
LEASE LIABILITY 3	17,311.27
LOAN FROM RELATED PARTY - 泓廷	-
790,454.27

NET CURRENT LIABILITIES	(757,337.96)
(739,049.36)

FINANCED BY
CAPITAL

CAPITAL	5,000,000.00
ACCUMULATED LOSSES	(9,869,539.86)
ADDITIONAL CAPITAL	2,405,865.63
(2,463,674.23)
LONG TERM LIABILITIES

LEASE LIABILITY 3	-
LOAN FROM DIRECTOR	818,210.54
LOAN FROM THIRD PARTY - 上海司霸	906,414.33
LOAN FROM RELATED PARTY - 泓廷	-
1,724,624.87
(739,049.36)

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Exhibit B:

Long-Term Liabilities Details Breakdown Before Discounting

LOAN FROM DIRECTOR	CNY
FROM NIU YEN YEN (29.10.2019)	300,000.00
FROM NIU YEN YEN (06.01.2020)	500,000.00
FROM NIU YEN YEN (20.05.2020)	40,000.00
FROM NIU YEN YEN (25.05.2020)	40,000.00

INITIAL VALUE (BEFORE DISCOUNTED TO PRESENT VALUE)	880,000.00

LOAN FROM SI BA上海司霸	Date		CNY
上海司霸 - Borrowing (29.06.2020)			25,000.00
上海司霸 - Borrowing (06.07.2020)			45,000.00
上海司霸 - Borrowing (23.07.2020)			30,000.00
上海司霸 - Borrowing (30.07.2020)			10,000.00
上海司霸 - Borrowing (30.07.2020)	02.08.2020	NOTE 4	50,000.00
上海司霸 - Borrowing	21.08.2020		60,000.00
上海司霸 - Borrowing	07.09.2020	NOTE 9	80,000.00
上海司霸 - Borrowing	21.09.2020	NOTE 20	30,000.00
上海司霸 - Borrowing	26.10.2020	NOTE 9	70,000.00
上海司霸 - Borrowing	29.10.2020	NOTE 15	40,000.00
LOAN Repayment	06.11.2020	NOTE6	-100,000.00
上海司霸 - Borrowing	09.11.2020	NOTE8	65,000.00
上海司霸 - Borrowing	27.11.2020	note25	40,000.00
上海司霸 - Borrowing	01.03.2021		20,000.00
上海司霸 - Borrowing	07.04.2021		25,000.00
上海司霸 - Borrowing	06.05.2021	PV2105-N5	40,000.00
上海司霸 - Borrowing	09.06.2021	PV2106-N3	25,000.00
LOAN REPAY (2020.07.23)	04.11.2021	PV2111-N7	-40,000.00
LOAN REPAY (2020.08.05)	05.11.2021	PV2111-N7	-30,000.00
LOAN REPAY (2020.08.05)	11.11.2021	PV2111-N7	-20,000.00
上海司霸 - Borrowing	13.4.2022	RC0422-N3	29,000.00
上海司霸 - Borrowing	10.5.2022 & 19.5.2022	RC0522-N3	28,000.00
上海司霸 - Borrowing	11.7.2022	RC0722-N8	33,000.00
上海司霸 - Borrowing	12.8.2022	RC0822-N14	25,000.00
上海司霸 - Borrowing	12.9.2022 & 14.9.2022	RC0922-N11 & RC0922-N14	30,000.00
上海司霸 - Borrowing	17.10.2022 & 26.10.2022	RC1022-N8 & RC1022-N9	40,000.00
上海司霸 - Borrowing	7.11.2022	RC1122-N11	36,000.00
上海司霸 - Borrowing	20.6.2023	RC0623-N8	46,000.00
上海司霸 - Borrowing	20.7.2023	RC0723-N7	23,200.00
上海司霸 - Borrowing	23.8.2023	RC0823-N7	32,000.00
上海司霸 - Borrowing	21.9.2023	RC0923-N8	21,000.00
上海司霸 - Borrowing	27.10.2023	RC1023-N6	30,000.00
上海司霸 - Borrowing	8.12.2023	RC1223-N12	26,000.00
上海司霸 - Borrowing	5.1.2024	RC0124-N5	26,000.00
上海司霸 - Borrowing	2.2.2024	RC0224-N8	29,000.00
上海司霸 - Borrowing	8.3.2024	RC0324-N6	24,000.00
上海司霸 - Borrowing	9.4.2024	RC0424-N5	34,500.00
INITIAL VALUE (BEFORE DISCOUNTED TO PRESENT VALUE)			977,700.00

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Exhibit C:

Current Liabilities: Amount Due To Wu Chun De Details Breakdown Before Discounting

AMOUNT DUE TO WU CHUN DE 吴俊德欠款	CNY
招商基本户账户开户	100.00
转账沐球招商基本户	200,000.00
转出到沐球对公账号	40,000.00
转账到上海沐球招商银行对公账户基本户，支付虹泉店租金押金	30,000.00
上海弘亦办公打印一体机租赁费用 (吳總現金墊支)	1,000.00
上海虹泉物件消防押金 (吳總現金墊支)	1,424.00

272,524.00

13